Exhibit 99





                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670



I consent to the use of my report dated March 21, 2005 and financial statements included in the Form 10-KSB for Mobile Area Networks, Inc.




  /s/ ROBERT N. CLEMONS, CPA, PA                       March 29, 2005
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      Robert N. Clemons, CPA, PA